UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2022

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2022, Royal Caribbean Cruises Ltd. (the “Company”) completed its previously announced concurrent private offerings of $1.0 billion aggregate principal amount of 9.250% senior guaranteed notes due 2029 (the “Senior Guaranteed Notes”) and $1.0 billion aggregate principal amount of 8.250% senior secured notes due 2029 (the “Senior Secured Notes,” and, together with the Senior Guaranteed Notes, the “Notes”). The Company received combined net proceeds from the offerings of approximately $1.984 billion (after deducting fees, commissions and expenses), which it is using, together with cash on hand, to fund the redemption (including any associated fees and expenses) of all of its outstanding 9.125% priority guaranteed notes due 2023 and 10.875% senior secured notes due 2023, each in the aggregate principal amount of $1.0 billion (collectively, the “Redeemed Notes”).

The Senior Guaranteed Notes were issued by the Company pursuant to an indenture, dated October 6, 2022 (the “Senior Guaranteed Indenture”), among the Company, RCI Holdings LLC, a direct wholly-owned subsidiary of the Company (“RCI Holdings”), and The Bank of New York Mellon Trust Company, N.A., as trustee. The Senior Secured Notes were issued by the Company pursuant to an indenture, dated October 6, 2022 (the “Senior Secured Indenture” and, together with the Senior Guaranteed Indenture, the “Indentures”), among the Company, the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee and security agent.

Interest on the Notes accrues from October 6, 2022 and will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2023, at a rate of 9.250% per year, in the case of the Senior Guaranteed Notes, and 8.250% per year, in the case of the Senior Secured Notes. Each series of Notes will mature on January 15, 2029, unless earlier redeemed or repurchased.

The Senior Guaranteed Notes will be guaranteed fully and unconditionally on a senior unsecured basis by RCI Holdings, which owns 100% of the equity interests in the Company’s subsidiaries that own the following vessels: Symphony of the Seas, Oasis of the Seas, Harmony of the Seas, Spectrum of the Seas, Quantum of the Seas, Ovation of the Seas and Anthem of the Seas.

The Senior Secured Notes will be fully and unconditionally guaranteed on a senior secured basis by Celebrity Cruises Holdings Inc., Celebrity Cruises Inc. and certain of the Company’s wholly-owned vessel-owning subsidiaries. The Senior Secured Notes and the related guarantees will be secured by first-priority security interests in the collateral (which generally includes certain of the Company’s material intellectual property, including rights in certain of the Company’s marketing databases, customer data and customer lists, a pledge of 100% of the equity interests of certain of the Company’s wholly-owned vessel-owning subsidiaries, the collateral account established in connection with the Company’s existing 11.500% Senior Secured Notes due 2025 (the “2025 Secured Notes”), mortgages on each of the 26 vessels owned by such subsidiaries and an assignment of insurance and earnings in respect of such vessels, subject to permitted liens and certain exclusions and release provisions). Pursuant to the terms of the Senior Secured Indenture, the obligations under the Senior Secured Notes and the related guarantees will be secured by the collateral in an amount not to exceed the difference between $1.662 billion less amounts payable with respect to the 2025 Senior Secured Notes (provided that in no event shall the amount of obligations under the Senior Secured Notes and the related guarantees secured by the collateral exceed $270 million).

The Company may, at its option, redeem, at any time and from time to time prior to April 1, 2025, some or all of each series of Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of redemption plus a “make-whole premium” described in the applicable Indenture. During the twelve month-periods beginning on April 1, 2025, April 1, 2026 and April 1, 2027 and thereafter, the Company may, at its option, redeem, at any time and from time to time, some or all of each series of Notes at redemptions prices listed in the applicable Indenture, plus, in each case, accrued and unpaid interest, if any, to, but excluding, the date of redemption. In addition, at any time and from time to time prior to April 1, 2025, the Company may, at its option, redeem up to 40% of the aggregate principal amount of each series of Notes with the proceeds from certain equity offerings at the redemption prices listed in the applicable Indenture. The Company may also redeem all, but not part, of each series of Notes upon the occurrence of specified tax events set forth in the applicable Indenture.

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The Indentures contains covenants that limit the ability of the Company and/or certain of its subsidiaries to, among other things: (i) incur or guarantee certain additional indebtedness; (ii) consummate certain asset sales; (iii) create or assume certain liens; and (iv) consolidate, merge or transfer all or substantially all of their assets. In addition, upon the occurrence of specified change of control triggering events, the Company may be required to offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. The Indentures also contains customary events of default.

The Notes and related guarantees were offered and sold in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the related guarantees were offered within the United States only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States only to non-U.S. investors in accordance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, the Notes and the related guarantee may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Indentures (which include the applicable form of Notes) are filed as Exhibit 4.1, and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the material terms of the Indentures and Notes are qualified in their entirety by reference to such exhibits.

Perella Weinberg Partners served as the Company’s independent financial advisor in connection with this transaction.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

On October 6, 2022, the Company issued a press release announcing the completion of the concurrent private offerings of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 4.1	Indenture, dated October 6, 2022, among the Company, RCI Holdings and The Bank of New York Mellon Trust Company, N.A., as trustee.

Exhibit 4.2	Indenture, dated October 6, 2022, among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee and security agent.

Exhibit 99.1	Press Release dated October 6, 2022.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date: October 6, 2022	By:	/s/ Naftali Holtz
	Name:	Naftali Holtz
Chief Financial Officer

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